EXHIBIT 5

                         276,000 NOTE PURCHASE AGREEMENT

                             Dated October 30, 1999

                                   BETWEEN

                      Saratoga International Holdings Corp.

                                   BORROWER

                                     AND

                               ZZG Holdings LLC

                                    LENDER

THIS LOAN AGREEMENT ("Agreement") is dated October 30, 1999 between Saratoga International Holdings Corp. a Nevada corporation, with its principal place of business at 8756 - 122nd Avenue NE, Kirkland, WA 98033 ("Borrower") and ZZG Holdings LLC, a Washington Limited Liability Company having an address of 120 State Avenue #536, Olympia, Washington 98501 ("Lender")

                                    RECITALS

A. Borrower is a publicly held corporation whose common stock is quoted on the OTC Bulletin Board. Through a wholly-owned subsidiary, the Borrower is in the business as a reseller of prepaid long distance services over the internet targeted principally at customers who originate international calls from foreign countries to the USA and to other countries throughout the globe. Borrower is a development stage business and to date has not generated any significant revenues.

B. Borrower desires to borrow from Lender $276,000.00 including loan discounts in order to finance the costs of continuing with Borrower's Capital Formation and Business Development Plans.

NOW, THEREFORE, in consideration of the foregoing and of the covenants, conditions and agreements contained herein, the Borrower and Lender agree as follows:

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                                    ARTICLE 1

                                AGREEMENT TO LEND

     1.1 Agreement to Lend. On the basis of the covenants, agreements and representations of Borrower contained in, and subject to the terms and conditions of this Agreement and the Promissory Note from Borrower to Lender, attached hereto as Exhibit A and made a part hereof by reference, Lender agrees to lend to Borrower the principal sum of $276,000.00 including loan discount fees ("Loan"). The net proceeds of the loan shall be disbursed to finance the cost of preparing and filing documents with the SEC to a) become fully reporting and to maintain Borrower's listing privileges on the Over The Counter Bulletin Board (OTC: BB) operated by the NASD and, b) raise additional equity capital. Borrower also plans to use a portion of the proceeds to finance its Business Development Plan.

     1.2  Disbursement.   On  the  basis  of  the   covenants,   agreements  and
          representations of Borrower contained in this Agreement, the Loan will be disbursed at Closing, as defined in Article IV herein.

                                   ARTICLE II

              BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

2.  Borrower hereby represents, warrants and covenants as follows:

     2.1 Existence/Good Standing. Borrower is now and at Closing will be a corporation, duly organized, validly existing and active under the laws of the State of Nevada. Borrower has all requisite corporate power and authority to carry on its business as now being conducted and is duly qualified to do business in the State of Washington and is in good standing in all jurisdictions where it owns or leases property, maintains employees or conducts business.

     2.2 Authorization; Validity and Effect of Agreements. Borrower has the requisite corporate power and authority to execute and deliver this Agreement. The consummation by Borrower of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes the valid and legally binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     2.3 Compliance With Law. To the best of Borrower's knowledge, rules, ordinances, decrees and orders applicable to the operation of its business or to its owned or leased properties, including, without limitation, applicable environmental, pollution control and land use provisions. Borrower has obtained all necessary permits, licenses, variances, exemptions, orders and approvals from federal, state, local and foreign regulatory bodies in order to conduct its business as presently conducted.

     2.4 No Approval or Notices Required; No Conflicts. To the best of Borrower's knowledge, the execution, delivery and performance of this Agreement and each of the other agreements, exhibits and documents referred to herein or necessary to effectuate this Agreement by Borrower and the consummation of the transactions contemplated hereby or thereby will not:

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          2.4.1 Constitute a violation of any provision of applicable law;

          2.4.2Require any consent, approval, permit or authorization of any person or governmental authority;

          2.4.3Result in a breach of or a default under (with or without the giving of notice or lapse of time), acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel any agreement or other restriction, encumbrance, obligation or liability to which Borrower is a party or by which it is bound or to which any of its assets are subject; or

          2.4.4Conflict  with or result in a breach of or  constitute  a default under any provision of Borrower's Restated Articles of Incorporation or By-Laws, or of any applicable order, writ, injunction or decree of any court or governmental instrumentality.

     2.5 Taxes. Borrower has timely filed or will timely file with the appropriate governmental agencies all tax returns, information returns and reports required to have been filed with respect to all periods ending on or before Closing. Borrower has paid or will pay, in full, as of the Closing, all taxes, interest, penalties, assessments, deficiencies and other charges ("Taxes"), the non-payment of which could result in the imposition of Taxes on Borrower or the imposition of a lien on or in any of its assets, or that could otherwise result in a risk of forfeiture of any of its assets. Borrower has not filed or entered into any election, consent or extension agreement which extends any applicable statute of limitations. Borrower has made adequate provisions for all accrued and unpaid Taxes of Borrower. To the best of Borrower's knowledge, Borrower is not a party to any action or proceeding pending or threatened by any governmental authority for assessment or collection of Taxes, no unresolved claims for assessment or collection of such Taxes has been asserted against it, and no audit or investigation by governmental authorities is underway.

     2.6 Representations in Other Documents. The representations and warranties of Borrower in all documents executed by Borrower in connection with the Loan are, to the best of Borrower's knowledge, true and accurate in all material respects as of the date of such representation and warranty and as of Closing.

     2.7 Legal Proceedings; Claims. There are no claims, actions, suits, arbitrations, proceedings or investigations pending or threatened against Borrower, before or by any governmental or non-governmental department commission board bureau agency or instrumentality, whether federal, state, local or foreign, or any other person, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which Borrower is a party, which relate to either the Assets or the transaction contemplated herein, or which would alone or in the aggregate have a material adverse effect upon the business, business prospects, assets or financial condition of Borrower.

     2.8 No Fraudulent Conveyance. The Loan does not violate an applicable law or regulation or constitute a fraudulent conveyance.

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     2.9  Accuracy of  Representations  and  Warranties.  No  representation  or warranty made or to be made by Borrower in this Agreement or in any other document furnished or to be furnished from time to time in connection herewith, contains or will contain any misrepresentation of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. There is not fact known to Borrower which would materially adversely affect, or which would, in the future, materially adversely affect, the business, prospects, assets, property or condition (financial or otherwise) of Borrower which has not been set forth in this Agreement,
          except  those  facts   concerning   general   economic,   legislative,
          regulatory, or other matters such as may generally impact all businesses of the type operated by Borrower.

                                   ARTICLE III

                           GENERAL CONDITIONS OF LOAN

     3.1 Loan Documents. It shall be a condition precedent to Lender's obligation to make the Loan that at or before Closing, Borrower shall execute and deliver to Lender this Agreement and the Note (collectively "Loan Documents") and that the Loan Documents shall be satisfactory to Lender in form and substance.

     3.2 Additional Requirements. In addition to the Loan Documents, at Closing, Borrower shall deliver to Lender the following, in form and substance satisfactory to Lender:

          3.2.1Pledge Agreement.  Stock Pledge and Security Agreement of Patrick
               F. Charles ("Charles") and United West Holdings, LLC ("United") to Lender ("Pledge Agreement") in the form attached hereto as Exhibit B, pledging 3,250,000 shares of the Borrower's common stock owned collectively by Charles and United, as security for Borrower's performance under this Agreement and the Note.

     3.3 Other Items. Such other documents and instruments as Lender may reasonably require.

                                   ARTICLE IV

                                     CLOSING

     4.1 Closing. This Agreement and the transactions contemplated herein shall be closed by any means mutually agreed upon by Borrower and Lender. The date of Closing shall be October 30, 1999, or as soon thereafter as all conditions precedent to Closing have occurred and all necessary documents to be executed and delivered at Closing have been prepared.

     4.2 Actions at Closing. At Closing, Borrower shall execute and deliver to Lender the documents referred to in Article III herein and Lender shall tender to Borrower the proceeds of the Loan.

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                                    ARTICLE V

                               BORROWER'S DEFAULT

     5.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement.

          5.1.1Borrower fails to pay, within ten (10) days following the due date thereof, any installment of interest or principal on the Note or Borrower fails to pay the Note in full on or before the maturity date thereof;

          5.1.2Borrower fails to pay within ten (10) days following written notice from lender any amounts due hereunder or under the Note, other than installments of principal and interest on the Note; or

          5.1.3Any representation or warranty made by the Borrower in or pursuant to this Agreement or otherwise made in writing in connection with or as contemplated by this Agreement shall be incorrect or false or misleading in any material respect as to the period of time to which it relates; or

          5.1.4Any representation to Lender by Borrower as to the financial condition or credit standing of Borrower, or any financial statement provided to lender pursuant to this Agreement or the Note, is or proves to be false or misleading in any material respect; or

          5.1.5Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Lender or Borrower from performing any of their respective obligations under this Agreement; or

          5.1.6Borrower makes an assignment for the benefit of creditors; or petitions or applies to any court for the appointment of a trustee or receiver for itself or for any part of its assets, or commences any proceedings under any bankruptcy, insolvency, readjustment of debt or reorganization statute or law of any jurisdiction; or if any such petition or application is filed or any such proceedings are commenced, and Borrower by any act indicates approval thereof, consents thereto, or acquiescence therein; or an order is entered appointing such trustee or receiver, or adjudicating Borrower bankrupt or insolvent, or approving the petition in any such proceeding; or if any petition or application for any such proceeding or for the appointment of a trustee or receiver is filed by any third party against Borrower or its assets and any of the aforesaid proceedings is not dismissed within sixty (60) days of its filing; or

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          5.1.7Borrower  fails to comply with,  keep or perform any of its other obligations, agreements, undertakings, covenants, conditions or warranties under (i) this Agreement, (ii) the Note, or (iii) any other document or instrument executed and delivered to Lender by Borrower pursuant to this Agreement, and such failure continues for a period of thirty (30) days after written notice thereof by Lender to Borrower.

     5.2 Remedies. Upon the happening of an Event of Default, Lender shall have the right, in addition to all remedies conferred upon lender by law or equity or the terms of this Agreement and the Note, to do any or all of the following, concurrently or successively,

          5.2.1Declare  the Note to be,  and the Note  shall  thereupon  become, immediately due and payable, without presentation, demand, protest, notice of intention to accelerate, notice of acceleration or notice of any kind, all of which are hereby expressly waived and exercise any one or more of its rights and remedies under this Agreement and/or the Note;

          5.2.2Exercise  all  of  its  rights  and  remedies  under  the  Pledge
               Agreement.

     In case of any Event of Default hereunder, Borrower will pay Lender's reasonable attorneys' fees and disbursements and court cost (including those relating to appeals) and all related expenses in connection with the enforcement of this Agreement, the Note or the Pledge Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1 Assignment by Borrower. Borrower shall not assign or attempt to assign its rights or obligations under this Agreement, the Note or the Pledge Agreement.

     6.2 Lender's Actions. The authority herein conferred upon the lender and any action taken by Lender hereunder, or under the Note or Pledge Agreement, will be taken by Lender for its own protection only, and Lender does not and shall not be deemed to have assumed any responsibility to Borrower or any other person with respect to any such action herein authorized or taken by Lender. No person shall be entitled to rely upon, or claim to have relied upon, any action taken or failed to have been taken by Lender or any of its representatives.

     6.3  Time is of the Essence.  Time is of the essence of this Agreement.

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     6.4  Waivers.  No waiver  of any term,  condition,  covenant  or  agreement contained herein or in the Note or Pledge Agreement shall be effective unless set forth in writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure by Lender to exercise, or delay by Lender in exercising, any such right, power or privilege hereunder or in the Note or Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy provided by law.

     6.5 Notice. Any notice to either Borrower or Lender which may be required or desired to be given hereunder shall be delivered personally or if mailed, postage prepaid, by United Sates registered or certified mail, return receipt requested, or by overnight express courier, addressed in the case of Borrower to:

                    Saratoga International Holdings Corp.
                    8756 - 122nd Avenue NE
                    Kirkland, WA  98033

                    with a copy to:

                    Robert C. Laskowski
                    Attorney at Law
                    1001 SW Fifth Ave., Suite 1300
                    Portland, OR  97204

                    in the case of Lender to:

                    ZZG Holdings LLC
                    120 State Avenue #536
                    Olympia, WA  98501

                    with a copy to:

                    Edward H. Burnbaum, Esq.
                    Lynch, Rowan, Burnbaum & Crystal P.C.
                    300 East 42nd Street
                    New York, NY   10017

          or at such other addresses as may from time to time be designated by the party to be addressed by written notice to the other in the manner provided in this Article VI. Notices, demands and requests given in the manner indicated herein shall be deemed sufficiently served or given for all purposes hereunder when received or when delivery is refused or when the same are returned to sender for failure to be called for.

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     6.6  Successors and Assigns.  This Agreement  shall inure to the benefit of the parties and their respective successors and permitted assigns. No assignment made by Borrower in violation of this Agreement shall confer any rights on any assignee of the Borrower.

     6.7 No Partnership. Nothing contained herein, or in the note or Pledge Agreement, and no action taken on the part of the Lender, shall be deemed to make Lender a partner or joint venturer with Borrower.

     6.8 Additional Assurances. At any time or from time to time, upon the written request of Lender, Borrower shall execute all such further documents and take such further action as Lender may reasonably request to effectuate the transaction contemplated herein.

     6.9 Entire Agreement. This Agreement and the Exhibits hereto constitute the entire agreement between the Borrower and Lender with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by Borrower and Lender. THE RIGHTS AND OBLIGATIONS OF BORROWER AND LENDER SHALL BE DETERMINED SOLELY FROM THIS WRITTEN LOAN AGREEMENT, THE NOTE AND THE PLEDGE AGREEMENT AND ANY PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN LENDER AND BORROWER CONCERNING THE SUBJECT MATTER HEREOF ARE SUPERSEDED BY AND MERGED INTO THIS LOAN AGREEMENT, THE NOTE AND THE PLEDGE AGREEMENT.

     6.10 Choice of Law. New York Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, AT THE ELECTION OF A HOLDER, ANY DISPUTE
          BETWEEN THE HOLDER AND THE COMPANY MAY BE ARBITRATED, RATHER THAN LITIGATED IN THE COURTS, BEFORE AND IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN NEW YORK CITY. THE COMPANY AGREES TO SUBMIT TO AND PARTICIPATE IN ANY SUCH ARBITRATION.

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     6.11 Commercial Transaction. To induce Lender to enter into this commercial loan transaction  evidenced by and secured by the Loan Agreement,  the
          Note  and  the  Pledge  Agreement,   Borrower  agrees  that  the  said
          transaction is a commercial and not a consumer transaction.

     6.12 Counterparts. This agreement may be executed by telecopy signature in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument and agreement.

     6.13 Severability. If any provision of this Agreement, the Note or the Pledge Agreement shall be held invalid or unenforceable, the remainder of this Agreement or the Note or the Pledge Agreement shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by applicable law.

     IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed by their authorized representatives as of the date first above written.

                      BORROWER:

                      Saratoga International Holdings Corp.


                      By: /s/ Terrence K. Picken
                      ---------------------------
                      Terrence K. Picken, Exec.
                      Vice-President


                      LENDER:

                      ZZG Holdings LLC
                      By:

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